UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2006

Diversified Financial Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

This Current Report on Form 8-K is filed by Diversified Financial Resources Corp., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 3, 2006, Registrant's Board of Directors made the decision to replace its independent auditors Mendoza Berger & Company LLP and retain Zhong Yi (Hong Kong) C.P.A. Company Ltd. as its independent auditor to review Registrant's quarterly reports for the second and third quarter of 2006 and to audit Registrant's financial statements for the year ended December 31, 2006. Registrant does not have an audit committee.

Prior to making the decision to retain Zhong Yi (Hong Kong) C.P.A. Company Ltd., Registrant had no prior relationship with Zhong Yi (Hong Kong) C.P.A. Company Ltd. or any of its members.

Mendoza Berger & Company LLP's audit reports regarding Registrant's financial statements for the year ended December 31, 2004 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit report for the year ended December 31, 2005 contained a going concern qualification.

In connection with the prior audits for the fiscal year ended December 31, 2004 and 2005, and the review for the interim period up to and including March 31, 2006, there have been no disagreements with Mendoza Berger & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Mendoza Berger & Company LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources Corp.

Date: July 18, 2006	By:	/s/ Chen, Quan Long
Chen, Quan Long President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from Mendoza Berger & Company LLP

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